EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

Fair Isaac Corporation

OFFER TO EXCHANGE NEWLY ISSUED

1.5% SENIOR CONVERTIBLE NOTES,
SERIES B DUE AUGUST 15, 2023
FOR ANY AND ALL OUTSTANDING
1.5% SENIOR CONVERTIBLE NOTES DUE AUGUST 15, 2023

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 1.5% Senior Convertible Notes due August 15, 2023 (the “Outstanding Notes”) of Fair Isaac Corporation, a Delaware corporation (the “Issuer”), who wish to tender their Outstanding Notes in exchange for a like principal amount of newly issued 1.5% Senior Convertible Notes, Series B due August 15, 2023 (the “New Notes”) of the Issuer, pursuant to the exchange offer described in the offering circular, filed as exhibit (a)(1)(A) to the Schedule TO, filed by the Issuer on February 25, 2005, and any amendments or supplements thereto (the “Offering Circular”), and the related Letter of Transmittal (the “Letter of Transmittal”), if the holder’s Outstanding Notes are not immediately available or if such holder cannot deliver its Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) at or prior to midnight, New York City time, on March 24, 2005, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent at or prior to midnight, New York City time, on the Expiration Date. See “The Exchange Offer — Procedures for Exchange — Guaranteed Delivery Procedures” in the Offering Circular.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Registered and Certified Mail:	By Regular Mail or Courier:	In Person or by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC 9303-121	MAC N9303-121	Northstar East Building — 12th Floor
P.O. Box 1517	Sixth & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

By Facsimile

(Eligible Institutions only)
(612) 667-6282

For Information: (800) 344-5128

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Offering Circular and the Letter of Transmittal, receipt of which is hereby acknowledged. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name and Address of
	Registered Holder as it		Principal
	Appears on the	Certificate Number(s)	Amount of
Name of Tendering	Outstanding Notes	for Outstanding	Outstanding Notes
Holder	(Please Print)	Notes Tendered	Tendered

PLEASE SIGN HERE

X		X
X		X
X		X
	Signature(s) of Holder(s)		Date

          Must be signed by the holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

☐	The Depository Trust Company (Check if Outstanding Notes will be tendered by book-entry transfer) Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please Type or Print)

Date:

(Area Code and Telephone No.)

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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